THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

No. _____	$_____________
Irvine, California

CHINA TEL HOLDING CORPORATION
(formerly, Asia Special Situation Acquisition Corp.)
FORM OF CONVERTIBLE PROMISSORY NOTE
DUE: March 31, 2009

FOR VALUE RECEIVED, CHINA TEL HOLDING CORPORATION (formerly, Asia Special Situation Acquisition Corp.), a Cayman Island corporation (the “Company”) with an address at c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, hereby promises to pay to the order of _____________________________________________ (the “Payee”) or his or its registered assigns (together with the Payee, the “Holder”), the sum of ______________________________________________ Dollars ($_________) or such lesser amount as shall then be outstanding hereunder.

Unless previously converted by the Holder into ordinary shares, $0.0001 par value per share, of the Company (the “Ordinary Shares”) as provided herein, the entire outstanding principal amount of this Note shall be due and payable, together with all interest accrued hereon, on March 31, 2009 (the “Maturity Date”).

Payment for all amounts of cash or delivery of Ordinary Shares due hereunder shall be made by mail to the registered address of the Holder. The Payee of this Note was a former holder of 10% CHTL Convertible Debentures that, pursuant to the terms of an agreement and plan of merger (the “Merger Agreement”) dated as of July 31, 2008, among the Company, CHTL Acquisition Corp. and China Tel Group, Inc., a Nevada corporation (“China Tel”), George Alvarez and certain other CHTL Principal Shareholders, was exchanged for this Note. Pursuant to the terms of the Merger Agreement, the Payee has received this Note, in lieu of an identical principal amount of the CHTL Convertible Debenture. This Note is one of the ASSAC Debentures referred to in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

“Company” includes any corporation that may succeed to or assume the obligations of the Company under this Note.

“Company Debenture Exchange Ratio.” shall mean 0.2368421:1, meaning that each $1.00 principal amount of this Note (inclusive of interest accrued hereon) shall be converted into 0.2368421 Ordinary Shares of the Company; which Company Debenture Exchange Ratio was determined by dividing $1.00 by the $0.95 conversion price of the CHTL Debentures and multiplying the result thereof by $2.25.

“Conversion Shares” shall mean the Ordinary Shares of the Company issuable upon the full or any partial conversion of this Note.

“Holder,” when the context refers to a Holder of this Note, shall mean any person who shall at the time be the registered Holder of this Note.

2. Interest. This Note shall bear interest at the annual rate of ten percent (10%) which shall accrue and be added to the outstanding principal amount of this Note, and shall be payable on the Maturity Date. Notwithstanding the foregoing, if this Note shall not be paid or satisfied in full on the Maturity Date, this Note shall bear interest, commencing on the Maturity Date, at the rate of twelve percent (12%) per annum, payable on the last day of each month following the Maturity Date, until such time as the entire unpaid principal amount of this Note, together with all interest accrued hereon shall have been paid in full.

Prepayment. The Company shall not have the right to prepay this Note in whole or in part prior to the Maturity Date, without the prior written consent or approval of the Holder.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”) and shall not have been cured within ten Business Days after written notice of such default has been given by the Holder to the Company, the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable:

3.1 Default in the payment of the principal amount of this Note and all accrued interest when due on the Maturity Date; or

3.2 (a) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, as applicable, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; and

(b) if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Company, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company, as applicable, of any trustee, receiver or liquidator of the Company, as applicable, or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

If any Event of Default has occurred and is continuing, the Holder of this Note may at any time, at its or his option, by notice or notices to the Company, declare this Note to be immediately due and payable. Upon this Note becoming due and payable under this Section 3 (a “Default”), such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. If any Default or Event of Default has occurred and is continuing, the Holder of this Note may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of the rights of the Holder under this Note, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

4. Conversion.

4.1 At any time, or from time to time prior to the Maturity Date (each a “Conversion Date”), the Holder of this Note shall have the right at the Holder’s option, to convert all or any portion of this Note (including accrued interest hereon), in accordance with the provisions of this Section 4, into fully paid and non-assessable Ordinary Shares of the Company.

4.2 The number of Conversion Shares of the Company into which all or any portion of this Note shall be convertible shall be determined by multiplying:

(a) the aggregate principal amount (inclusive of all accrued interest) of this Note being converted, by

(b) the Company Debenture Exchange Ratio.

4.3 Upon any such conversion pursuant to this Section 4.1:

(a) the Company shall issue and deliver to the Holder stock certificates for the applicable number of Conversion Shares into which this Note was converted and this Note shall be deemed cancelled to the extent converted, and (b) if the entire amount of this Notes shall not have been converted, the Holder of this Note shall receive from the Company, together with the applicable number of Conversion Shares, a new Note in the appropriate principal amount..

4.4 If the Holder elects to convert this Note into Ordinary Shares, he or it shall, within ten (10) days prior to the Maturity Date, surrender this Note at the principal office of the Company and shall give written notice by certified or registered mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 4.1, and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued (the “Conversion Notice”). The Company shall, as soon as practicable thereafter (but in no event more than five (5) Business Days), issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of Ordinary Shares to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date of the Conversion Notice, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Ordinary Shares as of such date.

4.5 Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Conversion Notice, the Company shall undertake to issue and deliver or cause to be issued and delivered to or upon the order of the Holder of the Notes to be converted, certificates for the Ordinary Shares issuable upon such conversion within ten (10) Business Days after the Holder shall give the Conversion Notice.

4.6 In lieu of delivering physical certificates representing the Ordinary Shares issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and his or its compliance with the provisions contained in this Section 4.6, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Ordinary Shares issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

4.7 (a) The Conversion Shares issuable upon conversion of the Holder’s Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act, or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (iv) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (v) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 4.7.

(b) Except as otherwise provided in the Merger Agreement (and subject to the removal provisions set forth below), until such time as the Ordinary Shares issuable upon conversion of the Holder’s Note have been registered under the Securities Act of 1933, as amended, as contemplated by the Company’s Form S-4 or Form F-4 Registration Statement, otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(c) The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Ordinary Shares may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Ordinary Shares issuable upon conversion of the Holder’s Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Ordinary Shares issuable upon conversion of the Holder’s Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall use its best efforts to cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement under the Act registering the resale of the Ordinary Shares issuable upon conversion of the Notes if required by the Company’s transfer agent to effect the removal of the legend hereunder. Nothing in the Note shall (x) limit the Company’s obligation under the Merger Agreement or (y) affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

4.8 No fractional Ordinary Shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount in cash applicable to such fractional shares. In addition, in the event and to the extent that less then the entire principal amount of this Note is converted and the original Note is surrendered and delivered to the Company, the Company shall either deliver to the Holder a new Note in principal amount equal to the unconverted portion thereof, or on the Maturity Date pay to the Holder a cash payment equal to the unconverted principal amount of this Note. Upon full conversion of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note.

5. Conversion Price Adjustments.

5.1 Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares, or entitling the Holder thereof to receive directly or indirectly, a dividend or distribution of additional Ordinary Shares or other securities that are convertible into or exercisable for additional Ordinary Shares (hereinafter referred to as “Ordinary Shares Equivalents”) without payment of any consideration by such Holder for the additional Ordinary Shares or the Ordinary Shares Equivalents, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Company Debenture Exchange Ratio shall be appropriately adjusted so that the number of Ordinary Shares issuable upon conversion of this Note shall be increased in proportion to such increase of the Company’s outstanding shares.

5.2 Adjustments for Reverse Stock Splits. If the number of Ordinary Shares outstanding at any time after the date hereof is decreased by a reverse stock split or other combination of the outstanding Ordinary Shares, then, following the record date of such reverse split or combination, the Company Debenture Exchange Ratio shall be appropriately adjusted and that the number of Conversion Ordinary Shares issuable on conversion of this Note shall be decreased in proportion to such decrease in the Company’s outstanding Ordinary Shares as a result thereof.

5.3 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in Section 5, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Notes, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of Ordinary Shares and the amount, if any, of other securities or property which at the time would be received upon conversion of such Holder’s Note.

6. Reservation of Ordinary Shares Issuable Upon Conversion. The Company shall ensure that the Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Note such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase the Company’s authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

7. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

8. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of any extraordinary or general meetings of the shareholders of the Company for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no interest shall be payable or accrued in respect of the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted. This limitation does not apply to or in any way restrict a Holder’s rights as a shareholder of the Company in connection with any Ordinary Shares of the Company otherwise held by the Holder.

9. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holders of at least a majority of the aggregate principal amount of all then outstanding ASSAC Debentures issued pursuant to the Merger Agreement.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

13. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

14. Counterparts; Signatures by Facsimile. This Note, once executed by the Company, may be delivered to the Holder by facsimile transmission of a copy of this Note bearing the signature of the Company and such signature shall create a valid and binding obligation of the Company with the same force and effect as if such facsimile signature were the original thereof.. Following such delivery, the Company shall forward a ribbon original of this Note to the Holder by regular or certified mail.

IN WITNESS WHEREOF, the Company has caused this Note to be executed this ______ day of ____________ 2008.

CHINA TEL HOLDING CORPORATION (formerly, Asia Special Situation Acquisition Corp.)

By:
Name: George Alvarez,
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

The undersigned, the Holder of the foregoing Note, hereby elects to convert an aggregate of $____________ principal amount of such Note, together with all interest accrued thereon through the date of this Notice, into Conversion Share of CHINA TEL HOLDING CORPORATION, or its successor-in-interest. Upon delivery to the undersigned of certificates registered in the name of ________________________ and delivered to, _____________, whose address is ______________________ for the applicable amount of Conversion Shares (based on the applicable Conversion Price in effect as provided in the Note), the undersigned shall surrender this Note to CHINA TEL HOLDING CORPORATION and (to the extent of a partial conversion), shall receive from CHINA TEL HOLDING CORPORATION, or its successor-in-interest a new Note in principal amount equal to the unconverted principal amount of the original Note.

Dated: _________________
(Signature must conform in all respects to name of Holder as specified on the face of the Note)

Print Signature

(Address)